040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20120199025-51
	Filing Date and Time: 03/22/2012 9:50 AM
	Entity Number: E0163782012-6

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ROCKFORD OIL CORP

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

SOUTHWEST BUSINESS SERVICES, LLC-SEE ATTACHED
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City	State	Zip Code
701 N GREEN VALLEY PKWY S	HENDERSON	Nevada	89074

Mailing Address (if different from street address)	City	State	Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) KEVIN MURPHY
Name

Street Address	City	State	Zip Code
1172 MANITO DR NW	FOX ISLAND	WA	98333

2) ______
Name

Street Address	City	State	Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: SOUTHWEST BU-SEE ATTACHED
Incorporator Signature: X SOUTHWEST BUSINESS SERVICES, I

Address	City	State	Zip Code
701 N GREEN VALLEY PKWY S	HENDERSON	NV	89074

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X SOUTHWEST BUSINESS SERVICES, LLC — 3/22/2012
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

CONTINUED

Includes data that is too long to fit in the fields on the NRS 78 Form and all additional director/trustees and incorporators

ENTITY NAME:	**ROCKFORD OIL CORP**

FOREIGN NAME TRANSLATION:	**Not Applicable**

PURPOSE:	**ANY LEGAL PURPOSE**

REGISTERED AGENT NAME:	**SOUTHWEST BUSINESS SERVICES, LLC**
STREET ADDRESS:	**701 N GREEN VALLEY PKWY SUITE #258, HENDERSON, NV 89074**
MAILING ADDRESS:	**, , NV**

ADDITIONAL	Incorporators
Name: SOUTHWEST BUSINESS SERVICES, LLC	
Address: 701 N GREEN VALLEY PKWY SUITE #258	
City: HENDERSON	
State: NV	
Zip Code: 89074	